Exhibit 10.4.1

AMENDMENT NO. 1 TO

VOTING AGREEMENT

This Amendment No. 1 to Voting Agreement, dated as of March 10, 2017 (the “Amendment”) is made by and among David Platt, Yuval Kwintner and Ache Ezer Stokelman (collectively, the “Holders.”) and Oxygen Therapy, Inc., a Delaware corporation (the “Company”)..

RECITALS

A. The Holders and the Company are parties to a certain Voting Agreement, dated as of September __, 2016 (the “Original Agreement”).

B. Ache Ezer Stokelman desires to resign as an officer and directors of the Company.

C. The Holders and the Company desire to amend the Original Agreement to revise the persons entitled to election as directors thereunder, on the terms and conditions set forth herein.

D. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Original Agreement.

AGREEMENT

ACCORDINGLY, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Election of Board of Directors. Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

2. ELECTION OF BOARD OF DIRECTORS. During the term of this Agreement, each Holder agrees to vote all Company Stock now or hereafter directly or indirectly owned of record or beneficially by such Holder, or to cause such shares of Company Stock to be voted, in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors (the “Board”), the following: David Platt (or his Designee) and Yuval Kwintner (or his Designee). Without limiting the foregoing, if the non-Holder directors of the Company convene a meeting of directors for the purpose of removing any of the Holders as a director (or if any of such Holders is then also an officer or employee of the Company) or officer of the Company, in either case without cause, then the Holders shall vote against such removal.

2. Effect of Amendment. Except to the extent amended hereby, the terms and provisions of the Original Agreement shall remain in full force and effect.

3. Miscellaneous. The provisions of Section 8 of the Original Agreement are incorporated by reference herein and shall apply to this Amendment mutatis mutandis as applicable.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date herein above written.

OXYGEN THERAPY, INC.

By:	/s/ Yuval Kwintner
Name:	Yuval Kwintner
Title:	President

/s/ Yuval Kwintner
Yuval Kwintner

/s/ Ache Ezer Stokelman
Ache Ezer Stokelman

/s/ David Platt
David Platt